Consent of Independent Registered Public Accounting Firm

We have issued our report dated January 29, 2010, with respect to the consolidated financial statements included in the Annual Report of GameTech International, Inc. on Form 10-K for the year ended November 1, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statements of GameTech International, Inc. on Forms S-8 (File Nos. 333-122836 effective February 15, 2005, 333-72886 effective November 7, 2001, and 333-51411 effective April 30, 1998).

/s/ GRANT THORNTON LLP

Reno, Nevada
January 29, 2010